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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): November 2, 2000

                               GETTY REALTY CORP.
               (Exact Name of Registrant as Specified in Charter)

        Maryland                     1-13777                 11-3412575
(State or other Jurisdiction     (Commission File          (IRS Employer
     of Incorporation)               Number)             Identification No.)


125 Jericho Turnpike                                         11753
Jericho, New York                                            (Zip Code)
(Address of Principal Executive Offices)

Registrant's telephone number, including area code:  (516) 338-6000



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Item 1.  Not Applicable.

Item 2.  Not Applicable.

Item 3.  Not Applicable.

Item 4.  Not Applicable.

Item 5.  OTHER EVENTS.

         On November 2, 2000, Getty Realty Corp.'s ("Getty Realty") subsidiary Getty Properties Corp.'s ("Getty Properties") principal lessee, Getty Petroleum Marketing Inc. ("Getty Marketing") entered into an Agreement and Plan of Merger with OAO LUKOIL, Russia's largest vertically integrated oil company, and certain of its subsidiaries (collectively, "Lukoil"), pursuant to which Lukoil agreed to acquire all of the outstanding common stock of Getty Marketing at a price of $5.00 per share. Getty Marketing will continue to lease approximately 1000 of Getty Properties' retail gasoline stations and terminals under a consolidated, amended and restated master lease agreement.

         The amended lease agreement provides, among other things, for a new noncancellable initial term of 15 years plus renewal options extending to 2048, and an immediate rent increase of 4% with annual 2% escalations thereafter. In addition, the amended lease agreement contains new provisions providing for the exercise of renewals only on an "all or nothing" basis.

         Certain financial obligations of Getty Marketing under the amended lease agreement for at least the initial three years are guaranteed by OAO LUKOIL (subject to the receipt of necessary regulatory approvals) and an Austrian subsidiary of OAO LUKOIL.

         Getty Properties has agreed to provide limited environmental indemnification to Getty Marketing with respect to terminals, and limited indemnification relating to compliance of properties with local laws (with Getty Properties' aggregate indemnification liability capped at a maximum of $5.6 million), as well as certain customary representations about the amended lease and the properties.

         The amended lease agreement and related agreements become effective only upon successful completion of Lukoil's acquisition of Getty Marketing.

         Execution of the amended lease agreement would have caused a default under the Amended and Restated Loan Agreement dated as of October 31, 1995, as amended, between Power Test Realty Company Limited Partnership (of which Getty Properties is the general partner and Getty Realty is the limited partner) and Fleet National Bank (the "Loan Agreement"). In connection therewith, on November 2, 2000, Getty Realty obtained a waiver of any such default for a period of 90 days. In the event the lenders under the Loan Agreement do not approve the amended lease agreement by the expiration of such 90-day period, Getty Realty will be in default under the Loan Agreement. As of November 2, 2000, $21.2 million was outstanding under the Loan Agreement. If the lenders do not provide the requested approval, Getty Realty presently intends to refinance the outstanding balance under the Loan Agreement, although there can be no assurance such refinancing can be accomplished in a timely manner or on commercially reasonably terms.

Item 6.  Not Applicable.

Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         Exhibit 99.1 Consolidated, Amended and Restated Master Lease Agreement dated November 2, 2000 between Getty Properties Corp. and Getty Petroleum Marketing Inc.

         Exhibit 99.2 Environmental Indemnity Agreement dated November 2, 2000 between Getty Properties Corp. and Getty Petroleum Marketing Inc.

         Exhibit 99.3 Guarantee of Lease as of November 2, 2000 by OAO LUKOIL and Lukoil International GmbH.

         Exhibit 99.4       Press Release dated November 3, 2000.
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          GETTY REALTY CORP.

Date: November 9, 2000                    By: /s/ John J. Fitteron
                                              ---------------------------------
                                              John J. Fitteron
                                              Senior Vice President